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                                                                    Exhibit 99.1

[PHILADELPHIA CONSOLIDATED HOLDING CORP. LOGO]

[PHILADELPHIA CONSOLIDATED HOLDING CORP. LETTERHEAD]






                        PHILADELPHIA INSURANCE COMPANIES
                                 (NASDAQ-PHLY)


April 13, 1998
For Immediate Release

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Philadelphia Consolidated Holding Corp. today announced that A.M. Best Company has upgraded their rating of the Company's insurance subsidiaries from "A" (Excellent) Class VII to "A+" (Superior) Class VIII. In awarding the higher rating, A.M. Best said "the rating action reflects the group's superior operating performance, very strong capitalization, favorable loss reserve development . . . successful diversification strategies, and its consistent track record of growing profitability". A.M. Best went on to note that... "the group's operating returns have been outstanding, with a five year pre-tax return on premiums of 20% and underwriting profit in each of the past 10 years".

Philadelphia Insurance Companies markets and underwrites specialty property and casualty insurance products through 38 proprietary underwriting offices across the U.S. of A. It is debt free and is also rated "A" by Standard & Poor's.